                                                                EXHIBIT 99.2


                                   AGREEMENT

                                    Between

                           PLATINUM technology, inc.

                                      and

                              MEMCO Software Ltd.



                         Dated as of:  August 13, 1998

     AGREEMENT (the "Agreement") dated as of the 13th day of August, 1998 by and between PLATINUM technology, inc., a public company organized under the laws of Delaware (the "Buyer"), and MEMCO Software, Ltd., a corporation organized under the laws of the State of Israel (the "Company").

     WHEREAS, Buyer is a public company duly organized and existing under the laws of the United States, and has an authorized capital stock of 180,000,000 shares of Common Stock, $.001 par value, (the "Buyer Stock") of which 85,757,918 shares were issued and outstanding as of August 10, 1998 (excluding any shares issued or issuable on or after such date upon exercise of options outstanding on such date) and 10,000,000 shares of Class II Preferred Stock, $.01 par value, 1,000,000 shares of which (subject to adjustment upward or downward by the Buyer's Board of Directors) have been designated Series A Junior Participating Preferred Stock and 1,775,000 of which (subject to adjustment upward or downward in accordance with the Buyer's Certificate of Incorporation, as amended) have been designated as Class II Series B Preferred Stock;

     WHEREAS, the Company is a corporation organized and existing under the laws of the State of Israel, and has an authorized capital stock of 30,000,000 Ordinary Shares, NIS 0.01 par value, of which 17,462,324 shares were issued and outstanding as of August 10, 1998 (the Ordinary Shares are hereinafter referred to as the "Company Stock");

     WHEREAS, the Board of Directors of the Company deems it desirable and in the best interests of the Company and its shareholders that the Company and its shareholders enter into an arrangement pursuant to Section 233 ("Section 233") of the Companies Ordinance (New Version) 5743-1983, whereby, inter alia, all the issued and outstanding shares of the Company Stock not already owned by Buyer shall be deemed transferred to Buyer in exchange for newly issued shares of the Buyer Stock (the "Arrangement");

     WHEREAS, the Board of Directors of the Company deems it desirable and in the best interests of the Company and its shareholders, as part of the Arrangement, that the Company and Buyer enter into this Agreement, pursuant to which all the issued and outstanding shares of the Company Stock not already owned by Buyer shall be deemed transferred to Buyer in exchange for newly issued shares of the Buyer Stock and options to purchase the Buyer Stock, on the terms and conditions hereinafter set forth;

     WHEREAS, the Board of Directors of Buyer deems it desirable and in the best interests of Buyer and its shareholders that Buyer and the Company enter into this Agreement, pursuant to which all the issued and outstanding shares of the Company Stock not already owned by Buyer shall be deemed transferred to Buyer in exchange for newly issued shares of the Buyer Stock and options to purchase the Buyer Stock, on the terms and conditions hereinafter set forth; and

     WHEREAS, concurrently with the execution of this Agreement, Israel Mazin, Eliahu Mashiah, Izaak Mashiah, Ori Mazin, Jules Marilus, Esriel Sternbuch and Ophir Holdings, Ltd shall have executed an agreement to vote all shares of the Company Stock "beneficially owned" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended

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

(the "Exchange Act")), by each of them in favor of the transactions contemplated by this Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the premises and of the mutual covenants and agreements contained herein, hereby agree as follows:

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

                                    PLAN OF
                                REORGANIZATION

     This Agreement is intended to constitute a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code"). It is also intended that the transactions contemplated by this Agreement be recorded for accounting purposes as a pooling of interests.

1. THE EXCHANGE.

     1.1 The Exchange. Pursuant to this Agreement, as of the time of the Filing (as hereinafter defined) (the "Closing Date"), by virtue of the Filing and without any action on the part of the holders thereof, all issued and outstanding shares of the Company Stock not already owned by Buyer will be deemed transferred to in exchange for newly-issued, shares of the Buyer Stock in the aggregate amount and in the manner set forth in Section 2 below (the "Exchange"), and all outstanding options to purchase shares of the Company Stock will either be exercised prior to the date and time of the filing (the "Filing") of the Final Court Order (as defined in Section 7.1(c)) with the Registrar of Companies in Israel, or will be deemed assumed by Buyer by the exchange of equivalent options to purchase shares of the Buyer Stock, as set forth in
Section 2 below. Thereupon, the corporate existence of the Company, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Arrangement under the laws of the State of Israel.

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Section 12, the closing of the Exchange (the "Closing") shall take place on the Closing Date which shall occur no later than five (5) business days after the satisfaction of all of the conditions set forth in Sections 9, 10 (or waiver of such conditions to the extent such condition may be waived), but not earlier than January 1, 1999, or such other date upon which the parties hereto may agree in writing. The Closing shall take place at the offices of Buyer's counsel or such other place upon which the parties hereto may agree.

2. MANNER AND BASIS FOR EXCHANGING THE COMPANY STOCK AND OPTIONS.

     2.1 Exchange of the Company Stock. Subject to the provisions of this
Section 2, each share of the Company Stock issued and outstanding immediately prior to the Closing Date (other than shares of the Company Stock owned by Buyer or by any subsidiary of Buyer and shares of the Company Stock owned by the Company or any subsidiary of the Company) shall, as of the Closing Date, by virtue of the Filing and without any action on the part of the holders thereof, be converted into the right to receive 0.836 (the "Exchange Ratio") of an authorized validly issued, fully paid and non-assessable share of the Buyer Stock (the "Consideration"). If prior to the Closing Date, Buyer should split or combine the Buyer Stock, or pay a share dividend or other distribution in shares of the Buyer Stock, or otherwise change the Buyer Stock into any other securities, the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

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

     2.2 Conversion of Options. (a) As of the Closing Date, each outstanding option to purchase the Company Stock (each, an "Option"), whether or not vested or exercisable, shall be assumed by Buyer and shall be deemed to constitute an option to acquire, on the same terms and conditions (including treatment as an incentive stock option or a non-qualified stock option, as the case may be,) as were applicable under such Option, the same number of shares of the Buyer Stock as the holder of such Option would have been entitled to receive pursuant to the Agreement had such holder exercised such Option in full immediately prior to the Closing Date (not taking into account whether such Option was in fact exercisable at such time), at a per share exercise price equal to (i) the aggregate exercise price for the Company Stock subject to such Option divided by
(ii) the number of full shares of the Buyer Stock (rounded up to the next full share of the Buyer Stock) purchasable pursuant to such Option as provided in this Section 2.2. As soon as practicable after the Closing Date, Buyer either shall amend the Company plan to provide for the issuance of the Buyer Stock in lieu of the Company Stock and advise each holder of an Option in writing of such holder's right to acquire shares of the Buyer Stock and the Option agreements of each such holder shall be deemed to be appropriately amended so that such Options shall represent rights to acquire shares of the Buyer Stock on substantially the same terms and conditions as contained in the outstanding Options (subject to any adjustments required by the preceding sentence) or deliver to each holder of an Option an amended option agreement under a comparable Buyer stock option plan.

     2.3 Surrender and Exchange Procedure. As soon as practicable after the Closing Date, each holder of any outstanding certificate or certificates theretofore representing shares of the Company Stock shall be entitled, upon surrender of such certificate or certificates to American Stock Transfer and Trust Company, acting in its capacity as exchange agent, or such successor agent or agents as may be appointed by Buyer (the "Exchange Agent"), to receive therefor a certificate or certificates representing the number of full shares of the Buyer Stock into which the shares of the Company Stock theretofore represented by the certificate or certificates so surrendered shall be required to be exchanged as aforesaid, as shall be more particularly provided in the Exchange Agent Agreement to be entered into by Buyer and the Exchange Agent (the "Exchange Agent Agreement"). At or prior to the Closing Date, Buyer shall deliver to the Exchange Agent a sufficient number of certificates representing the Buyer Stock and cash in lieu of fractional shares to effect delivery of the aggregate Consideration required to be issued pursuant to the Exchange.

          (a) Action of Exchange Agent. On or before the third business day following the Closing Date, the Exchange Agent will send a notice and a transmittal form to each holder of record of an outstanding certificate or certificates which immediately prior to the Closing Date represented shares of the Company Stock, at the address of each such holder as it appears on the books of American Stock Transfer and Trust Company, the Company's registrar and transfer agent (the "Company Transfer Agent"), advising such holder of the terms of the Exchange and the procedure for the surrender and exchange of certificates. Upon surrender of the certificates for cancellation to the Exchange Agent, together with such transmittal form duly executed and any other required documents, the holder of such certificates shall be entitled to receive for each share of the Company Stock formerly represented by such certificates, the Consideration and the certificates so surrendered shall forthwith be canceled.

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

          (b) Rights Prior to Surrender. Until so surrendered, each such outstanding certificate which prior to the Closing Date represented shares of the Company Stock shall be deemed to evidence ownership of the number of full shares of the Buyer Stock and any cash in lieu of any fractional share of the Buyer Stock into which such shares of the Company Stock shall have been so exchanged. After the Closing Date there shall be no further registry of transfers of shares of the Company Stock, and, if certificates representing such shares are presented to Buyer or its transfer agent, or to the Company Transfer Agent, they shall be canceled and exchanged for certificates representing shares of the Buyer Stock and any cash in lieu of any fractional share of the Buyer Stock as provided in the Exchange Agent Agreement.

           (c) No Dividends. No dividends or distributions payable after the Closing Date will be paid on shares of the Buyer Stock issuable to persons entitled to shares of the Buyer Stock in exchange for the Company Stock until such persons shall have surrendered their certificates representing the Company Stock, provided, however, that when certificates shall have been so surrendered, there shall be paid to the holders thereof, but without interest thereon, except to the extent paid to all holders of the Buyer Stock, any dividends and other distributions payable subsequent to the Closing Date and prior to the surrender of such certificates for the shares of the Company Stock.

           (d) No Fractional Shares. No fractional shares of the Buyer Stock and no scrip certificates therefor shall be issued to represent any fractional share interests in the Buyer Stock to be delivered hereunder in exchange for shares of the Company Stock. In lieu thereof, each holder of the Company Stock shall be entitled to receive at the time the certificates for the Buyer Stock are issued pursuant to this Section 2, an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the share value as of the Closing Date. For purposes of this Agreement, the "share value" means, as of the date of determination, the average of the closing sale price per share of the Buyer Stock, as reported on the Nasdaq National Market System ("Nasdaq") for the most recent five (5) days that the shares of the Buyer Stock have traded ending on the trading day immediately prior to the Closing Date.

3. PUBLICITY.

     Except as otherwise required by applicable law, Buyer and the Company agree that no publicity, release or announcement concerning the transactions contemplated hereby shall be issued without the advance approval of the form and substance of the same by the parties hereto, and their respective legal counsel.

4. REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

     The Company represents and warrants to Buyer, subject to the exceptions disclosed in writing in the disclosure letter supplied by the Company to Buyer (the "Company Schedules") which sets forth the Schedules referenced in this
Article 4 and which is dated as of the date hereof, as follows:

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

     4.1 Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Israel and has all requisite power and authority to carry on its business as now conducted, and to own its assets. The Company is duly qualified to do business and is in good standing in the jurisdictions in which the Company is required to be qualified in order to carry on its business, and is duly authorized and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted, except for qualifications, authorizations or licenses of which would not have a Material Adverse Effect on the Company. In this Agreement, the term "Material Adverse Effect" used in reference to the Company or any of its Subsidiaries (as hereinafter defined) means any event, change or effect materially adverse to the business or financial condition, assets, liabilities, results of operations of the Company and its Subsidiaries, taken as a whole, other than changes resulting solely from changes in general economic or software industry conditions. The Company has heretofore delivered to Buyer true and complete copies of its Memorandum of Association and its Articles of Association certified by the Secretary of the Company, as in effect on the date hereof. The minute books of the Company contain substantially accurate records of all meetings of its Board of Directors, all committees of its Board of Directors, and of its shareholders since its incorporation and accurately reflect all material transactions referred to in such minutes.

     4.2 Capitalization. Except as set forth on Schedule 4.2 hereto, the authorized capital stock of the Company consists of 30,000,000 Ordinary Shares, NIS 0.01 par value, of which there were 17,462,324 shares issued and outstanding as of the date hereof plus any shares issued on the date hereof upon exercise of options outstanding as of August 10, 1998. All outstanding shares of the Company Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Memorandum of Association or Articles of Association of the Company or any agreement or document to which the Company is a party or by which it is bound.

     4.3 Subsidiaries. The subsidiaries of the Company (the "Subsidiaries") consists of Memco Software, Inc., a Delaware corporation ("Memco US"), Abirnet Ltd., a corporation organized under the laws of the State of Israel, Memco Software Europe Ltd., a corporation organized under the laws of the United Kingdom, Abirnet, Inc., a Delaware corporation and Network Information Technology, Inc., a California corporation ("NIT"). Schedule 4.3 sets forth the percentage and numbers of the outstanding shares of each subsidiary owned by the Company, or any other person, firm or corporation. Except for the Subsidiaries, there exists no other corporation, joint venture, partnership or other entity of which the Company, directly or indirectly, through other corporations or otherwise, owns 50% or more of the outstanding capital stock or interest. Each of the Subsidiaries is qualified to do business in the jurisdictions in which each such Subsidiary is required to be qualified in order to carry on its business, and is duly authorized, and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted, except for authorizations, qualifications or licenses of which the failure to obtain would not have a Material Adverse Effect on the Company. The outstanding shares of capital stock, or other evidence of ownership, of each of the Subsidiaries are validly issued, fully paid and non-assessable, and the shares of each of the Subsidiaries, to the extent owned by the Company or another Subsidiary, are owned by the Company or such other Subsidiary free of any claims, liens, charges or encumbrances of any nature whatsoever, except as set forth in

Schedule 4.3. Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and has the power to carry on its business as now conducted and to own its assets. The Company has delivered to Buyer, true and complete copies of the Certificate of Incorporation (or similar instrument) and By-Laws (or similar instrument) of each Subsidiary, as in effect on the date hereof. The minute books of each Subsidiary contain substantially accurate records of all meetings of its Board of Directors and its shareholders since the time of its incorporation and accurately reflect all material transactions referred to in such minutes. Except as set forth in Schedule 4.3, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity.

     4.4 Grants, Incentives and Subsidies. Schedule 4.4 hereto provides a complete list of all grants, incentives and subsidies ("Grants") from the Government of the State of Israel or any agency thereof to the Company or any Subsidiary, including, without limitation, (a) Approved Enterprise Status and
(b) grants from the office of the Chief Scientist. Correct copies of all applications submitted by the Company or any Subsidiary to the Investment Center for receipt of Approved Enterprise Status in accordance with the Encouragement of Capital Investments Law -- 1959 ("Investment Center") and of all letters of approval, and supplements thereto, granted to the Company or to any Subsidiary by the Investment Center have been provided to Buyer. Schedule 4.4 details the nature of the Grants, all material terms and conditions thereof and all material undertakings of the Company or its Subsidiaries given in connection with the Grants. Schedule 4.4 lists with respect to each grant that the Company or any of its Subsidiaries received or is entitled to receive from (x) the Chief Scientist and (y) the Israel-United States Binational Industrial Research and Development Foundation ("BIRD"), the following information: (i) the total amount of the grant received by the Company or any of its Subsidiaries and the amount available for future use by the Company or any of its Subsidiaries; (ii) the time period in which the Company or any of its Subsidiaries received, or will be entitled to receive, each grant; (iii) a general description of the research and development program for which such grant was approved; (iv) the royalty repayment schedule applicable to such grant and the total repayment due; (v) the type of revenues from which royalty payments should be made; and (vi) the total amount of royalties paid as of an unidentified recent date and the total royalty obligations which accrue as of such date. The Company and its Subsidiaries are in compliance, in all material respects, with the terms and conditions of the Grants and, except as disclosed in Schedule 4.4 hereto, has duly fulfilled, in all material respects, all the undertakings relating thereto. The Company is unaware of any event which might lead to the annulment or material limitation of any of the Grants.

     4.5 Options, Warrants, Etc. Schedule 4.5 hereto contains a complete and correct list of all plans under which options to purchase Company Shares have or may be granted ("Option Plans"). Schedule 4.5 includes a list by Option Plan for each outstanding option, as of the date hereof, of the following: (a) the name of the holder of such option, (b) the number of shares subject to such option and (c) the exercise price of such option. As of the date hereof, the Company had reserved 5,813,614 shares of the Company Stock, net of exercises, for issuance to employees pursuant to the Option Plans, under which options are outstanding for 3,645,133 shares of the Company Stock minus any options exercised on the date hereof. No repricing of options has taken place. All shares of the Company Stock subject to issuance under the Option Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.5, there are no outstanding options, warrants, rights, calls, commitments or agreements calling for the issuance or transfer,sale or disposition by the Company or any Subsidiary of any shares, issued or unissued, of the capital stock of the Company or any Subsidiary, or of any securities convertible or exchangeable, actually or contingently, into any such capital stock, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or of which the Company has knowledge.

     4.6 Officers and Directors. The Company Schedule contains a complete and correct list of the names and business addresses of all officers and directors of the Company and each of the Subsidiaries.

     4.7 Financial Statements. Except as set forth on Schedule 4.7 hereto, the books of account of the Company and its Subsidiaries are correct and complete in all material respects and fairly present their income, expenses, assets and liabilities in accordance with United States generally accepted accounting principles consistently applied. The audited consolidated financial statements of the Company and its consolidated Subsidiaries, if any, for each of the years in the three year period ended December 31, 1997, together with the reports and opinions thereon of Luboshitz, Kasierer & Co., Member Firm of Andersen Worldwide, and Chaikin, Cohen, Rubin, Certified Public Accountants (Israel), and the unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, if any, for the six months ended June 30, 1998, all of which have previously been delivered to Buyer, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, if any, as of said dates and the consolidated results of their operations for such periods, and were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods covered thereby (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal recurring audit adjustments not material in scope or amount), such unaudited financial statements include and will include all adjustments (consisting only of normal accruals) necessary for a fair presentation, in all material respects, of the financial condition and results of operations of the Company in accordance with United States generally accepted accounting principles consistently applied throughout the periods covered thereby. The Company Financial Statements (as hereinafter defined) are true and complete as of their respective dates comply as to form in all respects with all applicable accounting requirements and with the published rules and regulations of the United States Securities and Exchange Commission ("SEC"). The audited consolidated financial statements of the Company and its consolidated Subsidiaries, if any, for the fiscal year ended December 31, 1997 and the unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, if any, for the six months ended June 30, 1998, are herein called the "Company Financial Statements". Except (a) for normal or ordinary recurring liabilities incurred in the ordinary course of business consistent with past practice, (b) for transaction expenses incurred in connection with this Agreement, (c) for liabilities set forth on the most recent balance sheet included in the Company Financial Statements, or (d) as set forth in the Schedule 4.7, neither the Company nor any of its Subsidiaries has any material liabilities or material obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in a material liability or material obligation that either (i) would be required to be

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

reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles as applied in preparing the Company Financial Statements or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     4.8 Absence of Changes. Except as set forth on Schedule 4.8 hereto, since June 30, 1998, except with respect to the actions contemplated by this Agreement, each of the Company and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Material Adverse Effect on the Company or any development that could reasonably be expected to have a Material Adverse Effect on the Company; (b) any material change by the Company or any of its Subsidiaries in its accounting methods, principles or practices; (c) any material revaluation by the Company or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business; or (d) any other action or event that would have required the consent of Buyer pursuant to
Section 8.1.1 had such action or event occurred after the date of this Agreement.

     4.9 Taxes.

          (a) All taxes, including, without limitation, income, property, gross receipts, sales, use, franchise, excise, value added, capital, social security, withholding, and employees' withholding taxes imposed by the State of Israel, by the U.S., by any other foreign country, and by any political subdivision of the State of Israel, the U.S. and any foreign country ("Taxes"), which have become due and payable by the Company or any of its Subsidiaries, including any Taxes for which the Company or any of its Subsidiaries is liable under a tax sharing agreement, indemnification agreement, contract and other arrangement, together with any interest or penalties thereon ("Company Taxes"), whether disputed or not, have, to the extent material, been paid in full or adequately provided for by reserves shown on the books of account of the Company; all material deposits required by law to be made by the Company and its Subsidiaries with respect to Company Taxes have been duly made, and all material returns with respect to Company Taxes are materially complete and correct and have been timely filed with, and where indicated, have been examined by the relevant tax authorities through the fiscal years set forth on Schedule 4.9 hereto and no extension of time for the assessment of deficiencies with respect to such taxes is in effect for any fiscal year. As of the date of this Agreement, neither the Company nor any Subsidiary is liable for the payment of Company Taxes (other than sales and franchise taxes) in any jurisdiction other than those listed on Schedule 4.9 hereto. No material deficiency or adjustment in respect of any Company Taxes has been assessed against the Company or any Subsidiary and remains unpaid, other than such Company Taxes which are being contested in good faith and disclosure of which has been previously made in writing to Buyer in writing, and the Company has no knowledge of any proposed or threatened assessment of additional liability for Company Taxes against the Company or any Subsidiary for any period ending prior to the date of this Agreement. The Company has delivered to Buyer copies of all material tax returns filed for Company Taxes for the fiscal years ended

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     December 31, 1995 and 1996 and a draft of the Company's tax return to be filed for Company Taxes for the fiscal year ended December 31, 1997.

          (b) Schedule 4.4 hereto, together with the Company's 1997 20-F, lists each tax incentive to which the Company is entitled under the laws of the State of Israel, the period for which such tax incentive applies, and the nature of such tax incentive. To the Company's knowledge, the Company has complied with all material requirements of Israeli law to be entitled to claim the tax incentive. To the Company's knowledge, subject to the receipt of the approvals set forth in Section 10.8 below, except as disclosed on
     Schedule 4.4, the consummation of the Arrangement will not adversely affect the ability of the Company to claim the benefit of any tax incentive for the remaining duration of the incentive or require any recapture of any previously claimed incentive, and no consent or approval of any governmental authority is required, other than as contemplated by Section 10.8, prior to consummation of the Arrangement in order to preserve the entitlement of the Company to any such incentive. Except as set forth on
     Schedule 4.9 hereto, no Subsidiary of the Company is entitled to any benefit of the type described in this Section 4.9(b).

     4.10 Ownership of Assets. Except as set forth in Schedules under Section
4.10 hereto, the Company and its Subsidiaries have good and valid title to, all of their respective owned assets and properties, tangible and intangible (including all assets reflected in the Company's Financial Statements, except those disposed of in the ordinary course of business since June 30, 1998), and good title to their leasehold estates, in each case free and clear of all claims, liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges ("Encumbrances") except, in each case, for (a) liens for current taxes not delinquent, or taxes being protested in good faith (such protests being expressly set forth in a Schedule hereto), and (b) such imperfections in the title thereto and Encumbrances, if any, as do not materially detract from the value, or interfere with the present or continued use, of the property of the Company or its Subsidiaries, or otherwise impair their business or operations. Except as set forth in the Company's Financial Statements, the notes thereto and the Company's Schedules attached hereto, none of the properties or assets, the value of which is reflected in the Company's Financial Statements, is held by the Company or any Subsidiary as lessee or subject to any lease or as conditional vendee under conditional sale or other title retention agreement or as optionee under any option to purchase.

     4.11 Intangible Assets.

          (a) Schedules 4.11.1 (patents) and 4.11.2 (trademarks and tradenames) hereto set forth a list, including the title of all patents and patent applications, and all registered trademarks and trade names and applications therefor, owned by the Company or any Subsidiary (other than Commercial Software or intellectual property in the public domain). Except as set forth in Schedules 4.11.1 and 4.11.2, the Company or its Subsidiaries owns, or is licensed, or otherwise possesses legally enforceable rights, to use, sell or license, as applicable, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, schematics, technology, trade secrets, know-how, computer software (in both source code for all software owned by the Company or its Subsidiaries and object code form), and tangible or intangible proprietary information or material (excluding in each case Commercial Software (as defined below)) that are material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (the "Company Intellectual Property Rights"). Each of the Company and its Subsidiaries has licenses for all Commercial Software used in its business and neither the Company nor any Subsidiary has any obligation to pay fees, royalties and other amounts at any time pursuant to any such license other than payments which are in amounts and terms which are generally commercially charged for such Commercial Software. "Commercial Software" means commercially available software programs available to the public which have been licensed to the Company or any of its Subsidiaries pursuant to end-user licenses and which are used in the Company's or any of its Subsidiaries' respective internal business operations or which are broadly available to the public on a royalty free basis.

          (b) Schedules 4.11.3 (as licensor or under which the Company otherwise grants rights) and 4.11.4 (as licensee or under which the Company receives rights) set forth a complete list of all licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and which are material to the Company and its Subsidiaries taken as a whole (as licensor, licensee or otherwise) and pursuant to which the Company or any of its Subsidiaries or any other person is authorized to use, sell, distribute or license any Company Intellectual Property Rights (excluding object code end-user licenses granted to end-users which in some cases includes standard third party commercial source code escrows), in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses"). To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of any such license, sublicense or agreement, except for such violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (c) Except for the third party intellectual property which is incorporated in any existing product or service of the Company (the "Embedded Products") for which the Company has valid non-exclusive licenses which are disclosed in Schedule 4.11.4 and except as otherwise set forth in Schedules 4.11.3 and 4.11.4, the Company or one of its Subsidiaries is the sole and exclusive owner of the Company Intellectual Property Rights (free and clear of any liens or encumbrances) listed on Schedule 4.11.5, and has sole and exclusive rights to the use and distribution therefor or the material covered thereby in connection with the services or products in respect of which such Company Intellectual Property Rights are currently being used, sold, licensed or distributed. Schedule 4.11.4 lists all material written licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any such subsidiary is authorized to use any Embedded Products. Neither the Company nor any of its Subsidiaries is contractually obligated to pay compensation to any third party with respect to any Company Intellectual Property Rights, except pursuant to the agreements disclosed on Schedules 4.11.3 and 4.11.4.

          (d) To the Company's knowledge, neither the Company nor any of its Subsidiaries has infringed, in any material respect, on any intellectual property rights of any third persons.

          (e) Except as disclosed in Schedule 4.11.5, no claims with respect to the Company Intellectual Property Rights are pending or, to the knowledge of the Company, threatened by the Company or any third party, (i) alleging that the manufacture, sale, licensing or use of any Company Intellectual Property Rights as now manufactured, sold, licensed or used by the Company or any of its Subsidiaries or any third party infringes on any intellectual property rights of any third party or the Company, (ii) against the use by the Company or any of its Subsidiaries or any third party of any technology, know-how or computer software used in the Company's business as currently conducted or (iii) challenging the ownership by the Company or any of its Subsidiaries, validity or effectiveness of any such Company Intellectual Property Rights; provided, however, no disclosure pursuant to this paragraph (e) shall be required with respect to any Company Intellectual Property Rights which are licensed to the Company or any of its Subsidiaries on a non-exclusive basis, unless the Company has knowledge of the pending or threatened claim and such claim, if true, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (f) Except as disclosed in Schedule 4.11.6 hereto or as required by the Office of the Chief Scientist, neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or its Subsidiaries is restricted from selling, licensing or otherwise distributing any products to any class or type of customers, in any geographic area or during any period of time.

          (g) The Company or one of its Subsidiaries has taken reasonable security measures to safeguard and maintain their respective property rights in, all Company Intellectual Property Rights owned by the Company or any of its Subsidiaries. To the knowledge of the Company, no current or prior officers, employees or consultants of the Company or any of its Subsidiaries claim, and neither the Company nor any of its Subsidiaries is aware of any grounds to assert a claim to, any ownership interest in any Company Intellectual Property Right as a result of having been involved in the development of such property while employed by or consulting to the Company or one of its Subsidiaries, or otherwise. Except as disclosed in
     Schedule 4.11.7 and except for Embedded Products, all of the computer software products within the Company Intellectual Property Rights have been developed by employees of the Company or its Subsidiaries within the scope of their employment or by consultants who have assigned all rights to such products to the Company or its Subsidiaries.

          (h) To the knowledge of the Company (and except with respect to the software products licensed to Buyer under the OEM Licensing Agreement dated July 13, 1995 by and between the Company and Buyer as to which the Company does not make the representation), as of the date hereof, there are no defects in the Company's or any of its Subsidiaries' software products, and there are no errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's or any of its Subsidiaries' software products (collectively, the "Design Documentation"), which defects or errors would reasonably be expected to have, individually or in the aggregate, a Material

     Adverse Effect on the Company. Except as disclosed in Schedule 4.11.8, the occurrence in or use by any computer software included in the Company Intellectual Property Rights, of dates on or after January 1, 2000 (the "Millennial Dates") will not materially adversely affect the performance of such software with respect to date dependent data, computations, output or other functions (including without limitation, calculating, computing and sequencing) and such software will create, sort and generate output data related to or including Millennial Dates without any material errors or omissions; provided, however, that the foregoing warranty does not apply to any Millennial Date defect or any other deficiency in any product (other than Embedded Products) or other item or service not developed, acquired, sold, provided or performed by the Company or its Subsidiaries.

          (i) Except for the matters disclosed in Section 4.4, no government funding or university or college facilities were used in the development of the computer software programs or applications owned by the Company or one of its Subsidiaries.

          (j) Except as disclosed in Schedule 4.11.9, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has made any material oral or written representations or warranties which it believes to be legally binding and which are outside of its normal practice.

          (k) The consummation of the transactions contemplated hereby will not result in the loss or impairment, in any material respect, of the Company's rights to own or use any of the Company Intellectual Property Rights nor will it require the consent of any governmental entity or third party in respect of any such Company Intellectual Property Rights.

     4.12 Insurance. Schedule 4.12 hereto provides a complete list and brief description of all policies of fire, liability (including officers' and directors' liability), title, key-man life insurance and other forms of insurance held by the Company and Memco US as of the date hereof. Such policies are in amounts, and against such losses and risks, as have generally been maintained by the Company and its Subsidiaries in prior years. Except as set forth in Schedule 4.12 hereto, neither the Company nor any Subsidiary has any knowledge of any state of facts or of the occurrence of any event, which reasonably might (a) form the basis for any claim against the Company or any Subsidiary, not fully covered by insurance, or not provided for in Company's Financial Statements, and which may exceed U.S. $100,000 in liability, or (b) increase the insurance premiums paid by the Company or any Subsidiary, in excess of U.S. $200,000 per annum in the aggregate, or affect the availability of the insurance coverage currently maintained by the Company and its Subsidiaries on substantially the same terms (other than premiums or deductible amounts) as now in effect.

     4.13 Litigation. Except as set forth on Schedule 4.13 hereto, there are no actions, suits, proceedings or investigations, pending before any court or governmental agency or before any arbitrator of any kind, or any order, injunction or decree outstanding, or, to the knowledge of the Company or any Subsidiary, threatened, against the Company or any Subsidiary or against or relating to their property, assets or business, that, if adversely determined would have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary have been, or is in violation of any applicable law, rule, regulation, statute, ordinance, order, injunction, decree, award, judgment or other requirement of any governmental body, court, or arbitrator ("Law or Order") relating to its property, assets, or business, except for such Law or Order, or other requirement of which the Company is unaware, or which would not have a Material Adverse Effect on the Company. The Company has made available to Buyer or its counsel correct and complete copies of all correspondence prepared by its counsel for the Company's auditors in connection with the last two completed audits of the Company's financial statements and any such correspondence since the date of the last such audit.

     4.14 Agreements and Obligations. Except as set forth in the Company Schedules or Schedule 4.14, and except for agreements, arrangements and contracts which are filed as exhibits to the Company Securities Reports (as hereinafter defined) (the "SEC Exhibits"), neither the Company nor any of its Subsidiaries is a party to nor is it or its assets bound by any Listed Agreement. For purposes of this Agreement, "Listed Agreement" means the following:

          (a)  any union or collective bargaining agreements;

          (b) any employment or consulting agreement, contract or binding commitment (including royalty agreements with employees) providing for compensation or payments in excess of $150,000 in any year not terminable by the Company or its subsidiary on thirty days notice without liability, except to the extent general principles of wrongful termination or other employment law may limit the Company's or its subsidiary's ability to terminate employees at will;

          (c) any partnership agreement or joint venture agreement to establish an entity or other similar arrangement to share in profits from an activity;

          (d) any agreement of indemnification or guaranty not entered into in the ordinary course of business with any party in excess of $100,000 individually or in the aggregate, and any agreement of indemnification or guarantee between the Company or any of its Subsidiaries and any of its officers or directors, irrespective of the amount of such agreement or guarantee;

          (e) any agreement, contract or binding commitment containing any covenant directly or indirectly limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business, compete with any person, or sell any product, or following the consummation of the Arrangement would so limit Buyer, the Company or any of the Subsidiaries;

          (f) any agreement, contract or binding commitment relating to capital expenditures and involving future obligations in excess of $250,000;

          (g) any agreement, contract or binding commitment relating to the disposition or acquisition of assets not in the ordinary course of business (since October 1996) or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than extensions of credit in the ordinary course of business from vendors);

          (i) any development agreement (including any agreements with independent contractors);

          (j) any material (which for these purposes shall include any agreement which grants any exclusivity or limits the Company's ability to conduct its business in any way) distribution, sales representative, reseller, or value-added reseller agreement which cannot be terminated on thirty (30) days notice without cost or expense to the Company or its Subsidiaries, including in such Company Schedules an indication of those distributors, sales representatives, resellers or value-added resellers who have not met the quotas established in accordance with those agreements or whose agreements are otherwise currently terminable;

          (k) other than in connection with the transactions contemplated by this Agreement, any other agreement, contract or binding commitment which involves payment by the Company or any of its Subsidiaries of $100,000 or more in any twelve (12) month period or $250,000 in the aggregate and which cannot, by its terms, be terminated on thirty (30) days notice without cost or expense to the Company or its Subsidiaries;

          (l) any escrow agreements involving Company Intellectual Property Rights (including source codes);

          (m) any agreements to register its securities;

          (n) any agreement required to be disclosed in Section 4.11;

          (o) any voting trust or shareholders' agreement;

          (p) any tax sharing or tax indemnification agreements; or

          (q) any other agreements, contracts or binding commitments, which materially affects the business, properties or assets of the Company and its Subsidiaries taken as a whole.

The numerical thresholds set forth in this Section 4.14 shall not be deemed in any respects to define materiality for other purposes of this Agreement. The Company has provided or made available to Buyer true and complete copies of all Listed Agreements as amended to date.

     Except as set forth on Schedule 4.14 hereto, to the Company's knowledge, the Company and its Subsidiaries have, in all material respects, performed all obligations required to be performed by them to date under all Listed Agreements (a true and correct copy of each of which written agreements has been filed with the SEC or has been provided to Buyer), are not in default in any material respect under any of the Listed Agreements which would permit the other party to terminate or would give rise to a claim for material damages by the other party, and neither the Company nor any Subsidiary knows of any default or alleged default in any material respect thereunder by any other party, or of any event which, with the giving of notice or the passage of time, would become such a default by the Company or any of its Subsidiaries which would permit such other party, to terminate, or would give rise to a claim for material damages against the defaulting party, or such other party. All of the Listed Agreements are valid and in full force and effect and, to the best of the knowledge of the Company, none is subject to rescission or reformation and there are no circumstances or writings extrinsic to any of such Listed Agreements which would materially modify their terms, prevent their assignment or create an encumbrance thereon. Notwithstanding the foregoing, the Company makes no representation regarding the Listed Agreements between the Company and Buyer.

     4.15 Condition of Assets. All accounts receivable reflected on the Company Financial Statements have arisen in the ordinary course of business and represent valid obligations due to the Company or its Subsidiaries, in the aggregate recorded amounts thereof, except to the extent set forth in the Company Financial Statements as reserves for bad debts. All tangible assets owned by the Company or any Subsidiary or otherwise used in the conduct of their business is in good operating condition and repair, except for normal breakdowns, reasonable wear and use, damage by fire or unavoidable casualty, not materially affecting the business of the Company, except as set forth in the Company Schedules.

     4.16 Permits. The Company and its Subsidiaries have all permits, licenses, orders, approvals, franchises and other rights and privileges ("Permits") necessary in order for them to carry on their business as presently conducted, except such Permits which no governmental authority has demanded be obtained, or of which the Company is unaware, or which the failure to obtain, if required, would not have a Material Adverse Effect on the Company, except as set forth in the Company Schedules. Schedule 4.16 hereto sets forth a list of all such material Permits from all Israeli and other governmental and regulatory bodies held by the Company and its Subsidiaries, including all Permits from the Israeli Ministry of Defense for the export or import of encryption software. The Company and its Subsidiaries has and currently conducts business in compliance, in all material respects, with such Permits, except as set forth in the Company Schedules.

     4.17 Banking Arrangements. Schedule 4.17 hereto sets forth the name of each bank in or with which the Company or a Subsidiary has an account, credit line or safety deposit box and the names of all persons presently authorized to draw thereon or have access thereto, and a brief statement describing the purpose of each such account .

     4.18 No Breach; Consents. The transactions contemplated by this Agreement and the Arrangement will not give rise to a right to terminate by the other party thereto or result in a breach of the terms or conditions of or constitute a default under, or violate, as the case may be, (a) the Memorandum of Association or Articles of Association, or similar instrument, of the Company or any Subsidiary, (b) any agreement or other document or undertaking listed or referred to on Schedule 4.14 or Schedule 4.11, to which the Company or a Subsidiary is a party or by which any of them is bound, (c) any Permit, Law or Order applicable to the Company and its Subsidiaries, except as set forth on Schedules 4.14 or 4.18 or for violations or breaches which could not reasonably be expected, in the aggregate, have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby.

     4.19 Authority for Agreement. All corporate and other proceedings required to be taken by or on behalf of the Company, other than shareholder approval and receipt of the Final Court Order (as defined in Section 7.1) and Filing, to authorize the Company and its shareholders to enter into and carry out this Agreement and the Arrangement have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and subject to such shareholder approval and receipt of the Final Court Order and Filing, and assuming the due authorization, execution and delivery hereof by Buyer, is valid and binding upon the Company and the exchange of shares of the Buyer Stock for all of the outstanding shares of the Company Stock under the Arrangement will be binding upon the Company shareholders, subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable or fiduciary principles. The Company has all requisite corporate power and authority to enter into this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR Act"), the Exchange Act, (b) applicable requirements, if any, of Nasdaq, (c) the filing of the Final Court Order with the Registrar of Companies in Israel, (d) the required approvals of the Arrangement and this Agreement by the Company's shareholders pursuant to Israeli law, (e) filings with the SEC, (f) filings with the Israel Investment Center of the Israeli Ministry of Trade & Industry, (g) filings with the Chief Scientist of the Israeli Ministry of Trade & Industry, (h) filings with and the approval of the Israeli Commissioner of Restrictive Trade Practices, if necessary, (i) filings with the Israeli Securities Authority and (j) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

     The required vote for the approval of the Arrangement is the affirmative vote of the majority of shareholders represented at the Company Shareholder Meeting (as defined in Section 7.1(a)) in person or by proxy and the holders of not less than 75% of the voting power of each class of shares represented at such meeting in person or by proxy. The required vote for the approval of the Agreement is a simple majority of the voting power of the shares held by shareholders participating in the Company Shareholder Meeting in person or by proxy. No other vote of the securityholders of the Company is required by law, the Company's Memorandum of Association and Articles of Association or otherwise in order for the Company to consummate the Arrangement and the transactions contemplated hereby.

     4.20 Relationships with Related Persons. Except as disclosed in the Company Securities Reports filed with the SEC prior to the date hereof and except as set forth and identified on the Company Schedules and except for this Agreement and the transactions contemplated hereby, there are no, and since December 31, 1997 have not been any, undischarged contracts or agreements or other material transactions between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any of their respective Related Persons (as defined below), on the other hand, and no director or executive officer of the Company or any of their respective Related Persons have any interest in any of the assets of the Company or any of its Subsidiaries. No executive officer, director of the Company or any of their respective Related Persons has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for accrued vacation pay, accrued benefits under the Benefit Plans (as hereinafter defined), claims for compensation, expense reimbursement and similar obligations and similar matters and agreements. For purposes hereof, the term "Related Persons" shall mean:

     (a)  each other member of such individual's Family; and

     (b) any person or entity that is directly or indirectly controlled by any one or more members of such individual's Family. For purposes of this definition, the "Family" of an individual includes (i) such individual, (ii) the individual's spouse, siblings, or ancestors (iii) any lineal descendant of such individual, or their siblings, or ancestors or (iv) a trust for the benefit of the foregoing.

     4.21 Powers of Attorney. Schedule 4.21 hereto sets forth the names of all persons now holding powers of attorney from the Company or any Subsidiary, and a summary of the terms thereof.

     4.22 Brokers. Except with respect to the engagement of Lehman Brothers, Inc. by the Company, the terms of which have been presented to Buyer all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by the Company with Buyer without the intervention of any broker or investment banker or third party. Except for the engagement of Lehman Brothers, Inc., neither the Company nor any of its officers or directors has engaged, consented to, or authorized any broker, investment banker or third party to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

     4.23 Real Estate. Except as set forth on Schedule 4.23 hereto, the Company owns no real property. Schedule 4.23 hereto sets forth a brief description of all real properties which are leased to the Company or its Subsidiaries, including all plants and structures located thereon. The Company's and its Subsidiaries facilities are in good operating condition for the purposes used by the Company and its Subsidiaries, reasonable wear and tear excepted. None of the properties occupied by the Company or its Subsidiaries, or the occupancy or operation thereof, is in violation of any law or any building, zoning or other ordinance, code or regulation in such a manner as to materially interfere with the use and occupancy thereof in the ordinary course of the business of the Company and its Subsidiaries. Except as set forth on Schedule 4.23, no notice from any governmental body has been served upon the Company or any of its Subsidiaries claiming any violation of any such law, ordinance, code or regulation, of the type described in the preceding sentence, or requiring any substantial work, repairs, construction, alterations or installation on or in connection with said properties which has not been complied with.

     4.24  Securities Filings.

          (a) The Company has filed all forms, reports and documents required to be filed with the SEC, Nasdaq, and the Israel Securities Authority (collectively, the "Securities Regulators") since October 1996. All such required forms, reports and documents are referred to herein as the "Company Securities Reports". The Company has provided to Buyer true and correct copies of the Company Securities Reports. As of their respective dates, the Company Securities Reports (i) complied, when filed, in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, the regulations of Nasdaq, and the securities laws of Israel, as the case may be, and the rules and regulations applicable to such Company Securities Reports, and
     (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the Securities Regulators.

          (b) As of the date hereof, there are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are required to be filed by the Company.

     4.25 Proxy Statement Disclosures. No information supplied by the Company to Buyer for inclusion or incorporation in the S-4 Registration Statement and the Proxy Statement/Prospectus (both as defined in Section 8.2 below) shall, at the time such Proxy Statement/Prospectus is mailed or such S-4 Registration Statement becomes effective contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act, the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     4.26 Environmental Matters. To the Company's knowledge, the Company and its Subsidiaries are in compliance with all applicable environmental regulations and standards relating to the conduct of the business of the Company and there exists no toxic waste or other environmental hazard that has not previously been publicly disclosed by the Company or otherwise disclosed in writing to Buyer which would have a Material Adverse Effect on the Company.

     4.27 Restrictions on Business Activities. Except as set forth in the Company Schedules, there is no agreement, judgment, injunction, order or decree binding upon the Company or its Subsidiaries or their properties (including, without limitation, their intellectual properties) which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material acquisition of property by the Company or any of its Subsidiaries or the conduct of the business by the Company or any of its Subsidiaries including any exclusive distribution or licensing agreements which cannot be terminated on less than 30 days notice without any cost or expense to the Company or its Subsidiaries.

     4.28 Intentionally Omitted.

     4.29 Labor Matters. Except as set forth in Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreement or other understanding with a labor organization, including, without limitation, any collective employment agreements to which the Company is subject by law, regulation or administrative order, and the Company has not experienced any strikes, grievances, other collective bargaining disputes or, claims of unfair labor practices. There is not organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     4.30 Employee Benefits.

          (a) Schedule 4.30.1 contains a true and complete list of each (i) written, deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) severance or termination pay, medical or surgical, hospitalization, life insurance and other "welfare" plan, fund or program, profit-sharing, stock bonus or other "pension" plan, fund or program; (iii) employment, termination, consulting or severance agreement; and (iv) other employee benefit plan, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any Subsidiary ("Benefit Plans").

          (b) With respect to each Benefit Plan, the Company has heretofore provided to Buyer true and complete copies of the Benefit Plan and any amendments thereto (or if the Benefit Plan is not a written Benefit Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under any Law or Order applicable to such Benefit Plan.

          (c) Except (i) as set forth on Schedule 4.30.2, (ii) for the acceleration of vesting of outstanding stock options to the extent required in accordance with the terms of the Option Plans (but not otherwise) and set forth in Schedule 4.30.2, and (iii) except for employment agreements with directors and officers entered into before the date of this Agreement and filed with the SEC, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
     (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former director or employee of the Company or any of its Subsidiaries from the Company or any of its Subsidiaries, under any Benefit Plan of otherwise, (ii) materially increase any benefits otherwise payable under any Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits or (iv) create a right to receive payments upon a subsequent termination of employment.

          (d) There are no pending, or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan or otherwise involving any such Benefit Plan (other than routine claims for benefits).

          (e) Except as set forth in Schedule 4.30.3, neither the Company nor any of its Subsidiaries operates any profit sharing scheme for the benefit of any of their officers or employees. Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law.

          (f) All of the material benefits to which any officer, former officer, employee or former employee of the Company and the Subsidiaries is or may be entitled including, inter alia, severance pay, leave and health, have been paid, to the extent due, or adequately provided for in the Company Financial Statements to the extent required by United States generally accepted accounting principles, and neither the Company nor its Subsidiaries has any unfunded liability with respect to such Benefits.

          (g) The Company has complied in all material respects with all applicable laws relating to labor, including any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payments and/or accrual of the same and all Company Taxes, insurance and all other costs and expenses applicable thereto, and the Company is not liable for any arrearage, or any Company Taxes, costs or penalties for failure to comply with any of the foregoing, except as set forth in the Company Schedules.

     4.31 Pooling of Interests. To the best knowledge of the Company, based on consultation with its independent accountants, neither the Company nor its directors, officers or stockholders has taken any action which would preclude
(a) Buyer's ability to account for the Arrangement as a pooling of interests or
(b) Buyer's or the Company's ability to continue to account for as a pooling of interests any past acquisition by the Company currently accounted for as a pooling of interests.

     4.32 Board Approvals. The Board of Directors of the Company, has, on or prior to the date hereof, unanimously approved this Agreement and the Arrangement by those permitted to vote thereon.

     4.33 Fairness Opinion. The Board of Directors of the Company has received a written opinion from Lehman Brothers, Inc. dated no later than the date hereof, that the Exchange Ratio contemplated by this Arrangement is fair to the Company's shareholders from a financial point of view and has delivered to Buyer a copy of such opinion.

     4.34 Releases. General releases of all claims from each of Israel Mazin, Eliahu Mashiah, Ori Mazin, Izaak Mashiah, Yirmiahu Kaplan, Shalom Berkowitz, Moshe Allon, Jules Marilus and Dov Gal may have through the Closing Date, or if earlier, the date Buyer obtains control of the Board of Directors of the Company pursuant to Section 8.17 of this Agreement against the Company and its Subsidiaries, substantially in the form set forth in Exhibit 4.35, have been executed and delivered by such persons to the Company.

     4.35 Non-Competition Agreements. Non-competition Agreements have been executed by Israel Mazin and Eliahu Mashiah.

     4.36 Schedules. The Company Schedules when delivered in final form to Buyer will not reflect any agreements, arrangements or conditions which are materially inconsistent with the due diligence information provided to Buyer prior to the execution of this Agreement and the announcement of the Arrangement.

5.   REPRESENTATIONS AND WARRANTIES BY THE BUYER.

     Buyer represents and warrants to the Company, subject to the exceptions disclosed in writing in the disclosure letter supplied by Buyer to the Company (the "Buyer Schedules") which sets forth the Schedules referenced in this
Article 5 and which is dated as of the date hereof, as follows:

     5.1 Organization of Buyer. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted, and to own its assets. Buyer is duly qualified to do business and is in good standing in the jurisdictions in which Buyer is required to be qualified in order to carry on its business, and is duly authorized, and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted, except for qualifications, authorizations or licenses of which would not have a Material Adverse Effect on Buyer. In this Agreement, the term "Material Adverse Effect" used in reference to Buyer or any of its Subsidiaries means any event, change or effect materially adverse to the financial condition, assets, liabilities, results of operations or business of Buyer and its Subsidiaries, taken as a whole, other than changes resulting solely from changes in general economic or software industry conditions. Buyer has heretofore delivered to the Company true and complete copies of its Articles of Incorporation certified by the Secretary of the Buyer, as in effect on the date hereof. The minute books of the Buyer contain substantially accurate records of all meetings of its Board of Directors, all committees of its Board of Directors and of its shareholders since its incorporation and accurately reflect all material transactions referred to in such minutes.

     5.2 Capitalization. The authorized capital stock of the Buyer consists of 180,000,000 common shares $.001 par value of which there were 85,757,918 shares issued and outstanding as of August 10, 1998 plus any shares issued on the date hereof upon exercise of options outstanding on such date and 10,000,000 shares of Class II Preferred Stock, $.01 par value, 1,000,000 shares of which (subject to adjustment upward or downward by the Buyer's Board of Directors) have been designated Series A Junior Participating Preferred Stock and 1,775,000 of which (subject to adjustment upward or downward in accordance with the Buyer's Certificate of Incorporation, as amended) have been designated as Class II Series B Preferred Stock. No shares of the Series A Junior Participating Preferred Stock are issued or outstanding as of the date hereof. The shares of the Buyer Stock to be issued pursuant to the Arrangement and upon the exercise of the Options will include a corresponding number of rights (such rights being hereinafter referred to collectively as "Buyer Rights") to purchase shares of Series A Junior Participating Stock pursuant to the Rights Agreement dated as of December 21, 1995 (the "Buyer Rights Agreement") between Buyer and Harris Trust and Savings Bank, as Rights Agent.

All outstanding shares of the Buyer Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation of Buyer or any agreement or document to which Buyer is a party or by which it is bound.

     5.3 Subsidiaries. For purposes of this Agreement, any corporation, joint venture, partnership or other entity of which Buyer, directly or indirectly, through other corporations or otherwise, owns 50% or more of the outstanding capital stock or interest in shall be deemed to be a Subsidiary of Buyer. Each of the Subsidiaries is qualified to do business in the jurisdictions in which each such Subsidiary is required to be qualified in order to carry on its business, and is duly authorized, and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted, except for authorizations, qualifications or licenses of which the failure to obtain would not have a Material Adverse Effect on Buyer. The outstanding shares of capital stock, or other evidence of ownership, of each of the Subsidiaries are validly issued, fully paid and non-assessable, and the shares of each of the Subsidiaries, to the extent owned by Buyer or another Subsidiary, are owned by the Buyer or such other Subsidiary free of any claims, liens, charges or encumbrances of any nature whatsoever, except as set forth in Schedule 5.3.1. Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and has the power to carry on its business as now conducted and to own its assets.

     5.4 Options, Warrants, Etc. Schedule 5.4 hereto contains a complete and correct list of all plans under which options to purchase the Buyer Stock have or may be granted ("Option Plans") and the number of options to purchase the Buyer Stock or the stock of any of the Subsidiaries. To the Buyer's knowledge, the options granted under the Option Plans have been granted at fair market value. Except as set forth in Schedule 5.4 and in connection with the acquisition of businesses or technology, there are no outstanding options, warrants, rights, calls, commitments or agreements calling for the issuance or transfer, sale or disposition by Buyer or any Subsidiary of any shares, issued or unissued, of the capital stock of Buyer or any Subsidiary, or of any securities convertible or exchangeable, actually or contingently, into any such capital stock, to which Buyer or any Subsidiary is a party or by which Buyer or any Subsidiary is bound, or of which Buyer has knowledge.

     5.5 Financial Statements. The books of account of Buyer and its Subsidiaries are correct and complete in all material respects and fairly present their income, expenses, assets and liabilities in accordance with United States generally accepted accounting principles consistently applied. The audited consolidated financial statements of Buyer and its consolidated Subsidiaries, if any, for each of the years in the three year period ended December 31, 1997, together with the reports and opinions thereon of KPMG Peat Marwick, Certified Public Accountants (United States), and the unaudited consolidated financial statements of Buyer and its consolidated Subsidiaries, if any, for the six months ended June 30, 1998, all of which have previously been delivered to Company, present fairly, in all material respects, the consolidated financial position of the Buyer and its consolidated Subsidiaries, if any, as of said dates and the consolidated results of their operations for such periods, and were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods covered thereby (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal recurring audit adjustments not material in scope or amount), such unaudited financial statements include and will include all adjustments (consisting only of normal accruals) necessary for a fair presentation, in all material respects, of the financial condition and results of operations of the Buyer in accordance with United States generally accepted accounting principles consistently applied throughout the periods covered thereby. The Buyer Financial Statements (as hereinafter defined) are true and complete as of their respective dates comply as to form in all respects with applicable accounting requirements and with the published rules and regulations of the SEC. The audited consolidated financial statements of Buyer and its consolidated Subsidiaries, if any, for the fiscal year ended December 31, 1997 and the unaudited consolidated financial statements of the Buyer and its consolidated Subsidiaries, if any, for the six months ended June 30, 1998, are herein called the "Boyer Financial Statements". Except (a) for normal or ordinary recurring liabilities incurred in the ordinary course of business consistent with past practice, (b) for transaction expenses incurred in connection with this Agreement, (c) for liabilities set forth on the most recent balance sheet included in the Buyer Financial Statements, (d) liabilities which have or may be incurred in connection with acquisitions of other businesses or technology by Buyer or its Subsidiaries, whether or not in the ordinary course of business, or (e) as set forth in the Schedule 5.5, neither Buyer nor any of its Subsidiaries has any material liabilities or material obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in a material liability or material obligation that either
(i) would be required to be reflected or reserved against in a consolidated balance sheet of Buyer and its Subsidiaries prepared in accordance with generally accepted accounting principles as applied in preparing the Buyer Financial Statements or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer. Notwithstanding anything in this Section 5.5 to the contrary, the financial statements for Buyer and its consolidated Subsidiaries for the six months ended June 30, 1998 have been delivered to Company in draft form, and the representations made with respect to such June 30, 1998 financial statements are made with respect to the final form of such financial statements which will be filed on August 14, 1998 and which will not vary from the draft provided to Company in any materially adverse respect.

     5.6 Absence of Changes. Since June 30, 1998, except with respect to the actions contemplated by this Agreement and except for liabilities which have or may be incurred in connection with acquisitions of other businesses or technology by Buyer or its Subsidiaries, whether or not in the ordinary course of business, each of Buyer and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Material Adverse Effect on Buyer or any development that could reasonably be expected to have a Material Adverse Effect on Buyer; (b) any material change by Buyer or any of its Subsidiaries in its accounting methods, principles or practices; or (c) any material revaluation by Buyer or any of its Subsidiaries of any of its assets, including without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business.

     5.7 Litigation. Except as set forth in the Buyer Securities Reports (as hereinafter defined) there are no actions, suits, proceedings or investigations, pending before any court or governmental agency or before any arbitrator of any kind, or any order, injunction or decree outstanding, or, to the knowledge of Buyer or any Subsidiary, threatened, against Buyer or any Subsidiary or against or relating to their property, assets or business, that, if adversely determined would have a Material Adverse Effect on Buyer. Neither Buyer nor any Subsidiary have been, or is in violation of any Law or Order relating to its property, assets, or business, except for such Law or Order, or other requirement of which Buyer is unaware, or which would not have a Material Adverse Effect on Buyer. Buyer has provided to the Company or its counsel correct and complete copies of all correspondence prepared by its counsel for Buyer's auditors in connection with the last two completed audits of the consolidated financial statements of the Company and any such correspondence since the date of the last such audit.

     5.8 No Breach; Consents. The transactions contemplated by this Agreement and the Arrangement will not give rise to a right to terminate by the other party thereto or result in a breach of the terms or conditions of or constitute a default under, or violate, as the case may be, (a) the Certificate of Incorporation, or similar instrument, of Buyer or any Subsidiary, (b) any material agreement or other document or undertaking, to which Buyer or a Subsidiary is a party or by which any of them is bound, (c) any Permit, Law or Order applicable to Buyer and its Subsidiaries, except for violations or breaches which could not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Buyer or adversely affect the ability of Buyer to consummate the transactions contemplated hereby.

     5.9 Authority for Agreement. All corporate proceedings required to be taken by or on behalf of Buyer, authorize Buyer to enter into and carry out this Agreement and the Arrangement have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Buyer has all requisite corporate power and authority to enter into this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) in connection, or in compliance, with the provisions of the HSR Act and the Exchange Act, (b) applicable requirements, if any, of Nasdaq (c) filings with SEC, (d) filings with the Israeli Investment Center of the Israeli Ministry of Trade & Industry, (e) filings with the Chief Scientist of the Israeli Ministry of Trade & Industry, (f) filings with and the approval of the Israeli Commissioner of Restrictive Trade Practices, if necessary, (g) filings with the Israeli Securities Authority and (h) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

     5.10 Brokers. Except with respect to the engagement of Credit Suisse First Boston Corporation by Buyer, the terms of which have been presented to Buyer all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Buyer with Buyer without the intervention of any broker or investment banker or third party. Except for the engagement of Credit Suisse First Boston Corporation, neither Buyer nor any of its officers or directors has engaged, consented to, or authorized any broker, investment banker or third party to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

     5.11 Securities Filings. Buyer has filed all forms, reports and documents required to be filed with the SEC or Nasdaq since January 1, 1995. All such required forms, reports and documents are referred to herein as the "Buyer Securities Reports." As of their respective dates, the Buyer Securities Reports
(a) complied in all material respects with the requirements of the Securities Act or the Exchange Act, the regulations of Nasdaq, as the case may be, and the rules and regulations applicable to such Buyer Securities Reports, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the Securities Regulators. As of the date hereof, there are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by Buyer with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by Buyer.

     5.12 Proxy Statement Disclosures. No information supplied by Buyer to Company for inclusion in the Proxy Statement/Prospectus (as defined in Section
8.2 below) shall, at the time such Proxy Statement/Prospectus is mailed be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     5.13 Pooling of Interests. To the knowledge of Buyer, based on consultation with its independent accountants, neither Buyer nor its directors, officers or stockholders has taken any action which would preclude (i) Buyer's ability to account for the Arrangement as a pooling of interests or (ii) Company's or Buyer's ability to continue to account for as a pooling of interests any past acquisition by the Buyer currently accounted for as a pooling of interests.

     5.14 Board Approvals. The Board of Directors of Buyer, has, on or prior to the date hereof, unanimously approved this Agreement and the Arrangement.

     5.15 Fairness Opinion. The Board of Directors of the Buyer has received an opinion from Credit Suisse First Boston Corporation as of the date hereof, that the Exchange Ratio contemplated by this Agreement is fair to Buyer's shareholders from a financial point of view and has delivered to Buyer a copy of such opinion.

     5.16  Employee Benefits.

          (a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer, (i) each Buyer Plan complies with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations and (ii) there has been no failure to make any contribution or pay any amount due to any Buyer Plan as required by Section 412 of the Code or Section 302 of ERISA and no Buyer Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

          (b) To the knowledge of Buyer, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Buyer Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer. Neither Buyer nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which could reasonably be expected to result in material liability to Buyer or its subsidiaries.

          (c) As used herein, "Buyer Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established, maintained or contributed to by Buyer or any of its ERISA Affiliates or as to which Buyer or any of its Affiliates or otherwise may have any material liability.

          (d) As used herein, "ERISA Affiliate" means (i) any entity which is a member of a "controlled group of corporations" with or under "common control" (as such terms are defined in Sections 414(b) or (c) of the Code) with the Company, (ii) any entity which is (or at any relevant time was) a member of an "affiliated service group" (as such term is defined in Section 414(m) of the Code) which includes the Company, or (iii) any other entity or person which, with respect to the Company, must be treated as a single employer under any other provision of Code Section 414 or ERISA Section 4001.

     5.17  Taxes.  Except as set forth in Schedule 5.17:

          (a) Buyer and each of its subsidiaries has timely filed all Returns required by applicable Tax law to be filed by Buyer and each of its subsidiaries, except where any such failure to file that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer. All Taxes imposed on Buyer or any of its subsidiaries by a taxing authority or for which Buyer or any of its subsidiaries is or could be liable, whether to a taxing authority or to other persons or entities, to the extent required to be paid by Buyer or any of its subsidiaries have been paid, except for any such failure to pay that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

          (b) Except to the extent that any such failure to withhold could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer, as of the Closing Date, Buyer and each of its subsidiaries, will have withheld with respect to its employees all federal and state taxes, FICA, FUTA and other Taxes required to be withheld.

          (c) There is no Tax deficiency outstanding, proposed or assessed against Buyer or any of its subsidiaries, except any deficiency that, if paid, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

     5.18 Intellectual Property. Buyer and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary Buyer intellectual property rights (collectively, "Buyer Intellectual Property Rights") as are necessary in connection with the business of Buyer and its subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer. Neither Buyer nor any of its subsidiaries has infringed any Intellectual Property Rights of any third party, other than any infringements that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

6. CONFIDENTIAL INFORMATION.

     6.1 Confidentiality. Each party agrees that, the terms of the Confidentiality Agreement dated August 7, 1998 (the "Confidentiality Agreement") between the Buyer and the Company shall remain in full force and effect, other than those set forth in clauses (a) through (f) on page 3.

     6.2 Non-Solicitation. Without the prior written consent of the other party, neither Buyer nor the Company, will for a period of two (2) years from the date of this Agreement, solicit or cause to be solicited the employment of any person who is employed by the other during such time.

7. REQUIRED APPROVALS AND CLOSING.

     7.1 Shareholders and Court Approvals.

          (a) The Company undertakes to take appropriate action to file a motion (the "First Motion") with the Tel Aviv-Jaffa District Court or any other competent court in Israel (the "Court") to order that an extraordinary meeting of the Company's shareholders be convened at the earliest practicable date for the purpose of considering and approving (if they deem fit) the Arrangement and this Agreement, including the Exchange and the other transactions contemplated by this Agreement (the "Company Shareholders Meeting"), which shall have been recommended for approval by the Company's Board of Directors unless based upon the written advice of its Israeli counsel that such recommendation is not consistent with its fiduciary obligations, in which case the Company's Board of Directors shall make no recommendation with regard to the Arrangement, the Agreement or any other Acquisition Proposal (as defined in Section 8.6).

          (b) Subsequent to approval of the First Motion by the Court, the Company shall take appropriate action to convene the Company Shareholders Meeting, in accordance with the Court's instructions and applicable law.

          (c) Subsequent to approval of the Agreement and the Arrangement at the Company Shareholders Meeting, by the requisite vote required under law, the Company shall as soon as practicable file with the Court a motion (the "Second Motion") requesting that the Court issue an order approving the Arrangement (the "Final Court Order").

          (d) As soon as possible subsequent to the issuance of the Final Court Order and the satisfaction of all Closing conditions, but not earlier than January 1, 1999, the Company shall file the Final Court Order with the Registrar of Companies in Israel. The First Motion, the Second Motion and any related motions and the description of the Arrangement to the Israeli court shall be reviewed and approved by Buyer prior to the filing thereof by the Company. In connection with the Company Shareholders Meeting, the Company will duly solicit the vote of the shareholders of the Company, for their approval, as set forth above in this Section 7.1, by mailing or delivering to each such shareholder the Proxy Statement/Prospectus in the form included in the S-4 Registration Statement, as soon as practicable after the date said Registration Statement is declared effective by the SEC and after Court approval of the First Motion.

     7.2 Closing. The Closing of this Agreement shall take place simultaneously with the Filing.

8. COVENANTS.

     8.1 Conduct of Business of the Company Prior to Closing Date.

     8.1.1 Conduct by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing Date, the Company (which for the purposes of this Section 8.1 shall include the Company and each of the Subsidiaries) agrees, except as set forth on Schedule 8.1 hereto and except to the extent that Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to timely pay its debts and Taxes, subject to good faith disputes over such debts or Taxes, on the same payment terms such debts and Taxes have historically been paid, to collect its receivables in the same manner and on the same terms such receivables have historically been collected, to timely pay or perform other material obligations when due and to use all commercially reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company, to the end that the Company's goodwill and ongoing businesses be unimpaired at the Closing Date. The Company shall promptly notify Buyer of any event or occurrence not in the ordinary course of business of the Company. Except as expressly provided for by this Agreement or as set forth on the Company Schedules, the Company shall not, prior to the Closing Date or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed):

          (a) Except as required by the Company's benefit plans and agreements, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the Option Plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership agreements, joint development agreements or strategic alliance agreements;

          (c) Except as required by the Benefit Plans or under Israeli Law, grant any severance or termination pay (i) to any executive officer or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with Company's policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Buyer;

          (d) Other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (including rights to resell or relicense the Company Intellectual Property Rights) or enter into grants to future patent rights, other than the Company"s standard forms of End-User Licenses entered into in the ordinary course of business consistent with past practices;

          (e) Commence any litigation other than (i) for the routine collection of bills, (ii) for software piracy or (iii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with Buyer prior to the filing of such a suit (except that the Company shall not require the approval of, and shall not be required to consult with, Buyer with respect to any claim, suit or proceeding by the Company against Buyer or any of its affiliates);

          (f) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

          (g) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (h) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of the Company Stock pursuant to the exercise of Company Stock options outstanding as of the date of this Agreement and (ii) the grant of options to purchase at fair market value at the time of grant up to 700,000 shares of the Company Stock, in the aggregate and 30,000 shares of Company

     Stock, in the aggregate, to any one other individual, to newly hired employees or in the ordinary course of business and in accordance with the Company's standard policies consistent with past practice.

          (i) Except as set forth on Schedule 8.1, cause, permit or propose any amendments to the Company's Articles of Association or amend any Listed Agreement;

          (j) Sell, lease, license, encumber or otherwise dispose of any of the Company's properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

          (l) Except as required by law and as set forth on Schedule 8.1, adopt or amend any Benefit Plan or increase the salaries or wage rates of any of its employees (except for wage increases in the ordinary course of business and consistent with past practices), including but not limited to (but without limiting the generality of the foregoing), the adoption or amendment of any stock purchase or option plan, the entering into of any employment contract or the payment of any special bonus or special remuneration to any director or employee other than the bonuses reflected on the Company Financial Statements;

          (m) Revalue any of the Company's assets, including without limitation writing down the value of inventory, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or waive any right of material value;

          (n) Pay, discharge or satisfy in an amount in excess of $50,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company Financial Statements (or the notes thereto);

          (o) Except as required by applicable tax law, make or change any material election in respect of Company Taxes, adopt or change in any material respect any accounting method in respect of Company Taxes, file any material tax return or any amendment to a material tax return, enter into any closing agreement, settle any claim or assessment in respect of Company Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Company Taxes;

          (p) Intentionally take any action, including the acceleration of vesting (except as contemplated under the Option Plans) of any options, warrants, restricted stock or other rights to acquire shares of the Company Stock, which would be reasonably likely to interfere with Buyer"s ability to account for the Arrangement as a pooling of interests;

          (q) Enter into any Listed Agreement other than in the usual, regular and ordinary course of business consistent with past practices and policies; or

          (r) Take, or agree in writing or otherwise to take, any of the actions described in clauses (a) through (q) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Arrangement set forth in Sections 9 or 10, not to be satisfied.

     8.1.2 Conduct by Buyer. Except as expressly provided for by this Agreement, Buyer shall not, prior to the Closing Date or earlier termination of this Agreement pursuant to its terms, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), adopt any amendments to its Certificate of Incorporation or take any other action requiring a vote of the holders of the Buyer Stock, which would materially adversely affect the terms and provisions of the Buyer Stock or take or agree in writing or otherwise to take, any of the foregoing actions.

     8.2 Registration Statement/Proxy Statement. The Company and Buyer will, as promptly as practicable hereafter, prepare and file with the SEC a proxy statement/prospectus and form of proxy, in connection with the vote of the Company's shareholders with respect to the Arrangement, and the issuance of the Buyer Stock and Buyer Rights pursuant to this Agreement (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's Shareholders, is herein called the "Proxy Statement/Prospectus"). Buyer will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing the Proxy Statement/Prospectus, in connection with the registration under the United States Securities Act of 1933, as amended (the "Act") of the shares of the Buyer Stock and Buyer Rights issuable upon exchange of the Company Stock. The Company and Buyer will, and will cause their accountants and legal counsel to, use their best efforts to have or cause the S-4 Registration Statement declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action required or necessary to be taken under United States federal or state securities laws or otherwise in connection with the registration process. The Company will use its best efforts to cause the Proxy Statement/Prospectus to be mailed to shareholders of the Company at the earliest practicable date after approval by the Court of the First Motion and to hold the Company Shareholders Meeting as soon as practicable after approval by the Court of the First Motion. The Proxy Statement/Prospectus will, when prepared pursuant to this Section 8.2 and mailed to the Company's Shareholders, to the extent required by the SEC be substantially in accordance with the requirements of Regulation 14A under the Exchange Act. No filing of or amendment or supplement to the S-4 Registration Statement will be made by Buyer without providing the Company with the opportunity to review and comment thereon. Buyer will advise the Company promptly after it received notice thereby, of the time when the S-4 Registration Statement has become effective or any amendment or any supplement has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Stock issuable in connection with the Arrangement for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the S-4 Registration Statement or comments thereon and responses thereto and requests by the SEC for additional information. The Proxy Statement/Prospectus and the S-4 Registration Statement shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. In the Proxy Statement/Prospectus, the Company's Board of Directors shall state that the directors permitted to vote thereon unanimously recommend that shareholders of the Company approve the Arrangement, unless based upon the written advice of its Israeli counsel that such recommendation is not consistent with its fiduciary obligations, in which case the Company's Board of Directors shall make no recommendation with regard to the Arrangement, this Agreement or any other Acquisition Proposal (as defined in Section 8.6). Each party shall use its best effort to cause its respective outside accounting firms to conduct customary agreed upon procedures with respect to the Proxy Statement/Prospectus and deliver written reports thereon, dated no earlier than five (5) business days prior to the effective date of the Proxy Statement/Prospectus.

     8.3 Information for the Buyer Registration Statement. The Company will furnish Buyer with all information concerning the Company required for inclusion or incorporation by reference in (a) the S-4 Registration Statement, (b) the Nasdaq listing application to be filed with respect to the shares of the Buyer Stock to be delivered hereunder or (c) any statements or applications made by Buyer to any governmental body in connection with the transactions contemplated by this Agreement, and all information furnished to Buyer for such applications and statements shall be true and correct in all material respects without omission of any material fact required to be stated to make such information, in light of the circumstances under which they are made, not misleading.

     8.4 Inclusion of the Buyer Stock on Nasdaq. As promptly as practicable after the date hereof, and in any event prior to the Closing Date, Buyer shall use its best efforts to cause the shares of the Buyer Stock to be issued pursuant to this Agreement to be included on Nasdaq, subject to notice of official issuance thereof.

     8.5 Affiliates Pooling of Interests. Neither the Company nor Buyer nor their respective affiliate shareholders as hereinafter defined, shall take or cause to be taken any action, whether before or after the Closing Date, which would disqualify the transaction contemplated herein as a pooling of interests for accounting purposes.

          (a) The Company has advised Buyer that Israel Mazin, Eliahu Mashiah, Ori Mazin, Izaak Mashiah and Ophir Holdings Ltd. may be deemed "affiliates" of the Company for purposes of Rule 145 under the Act and for purposes of qualifying for "pooling of interests" accounting treatment (each such person is herein referred to as an "Affiliate Shareholder"). The Company shall cause each person who is identified as an Affiliate Shareholder to deliver to Buyer, on or prior to the Closing Date, a written agreement, to the effect that such Affiliate Shareholder will not sell, pledge, transfer or otherwise dispose of any shares of the Buyer Stock issued to such Affiliate Shareholder pursuant to the Arrangement, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Act. The Company shall promptly advise Buyer if any person becomes or ceases to be such an Affiliate Shareholder.

          (b) Each person who is identified as an Affiliate Shareholder has delivered to Buyer a written agreement, to the effect that such Affiliate Shareholder will not thereafter sell or in any other way reduce such Affiliate Shareholder's risk relative to any shares of the Company Stock during the period commencing 30 days prior to the Closing Date and will not sell or otherwise reduce such person's risk relative to any shares of the Buyer Stock acquired under the Agreement until publication of financial results covering at least 30 days of combined operations of Buyer and the Company as required by the SEC so as to ensure that the transactions contemplated by this Agreement qualify as a "pooling of interests". Buyer shall publish such financial results covering at least 30 days of combined operations of Buyer and the Company following the end of Buyer's fiscal quarter in which the Closing occurs and in which there have been at least 30 days of combined operations, but not later than 45 days following the end of such quarter. During the period between the date of this Agreement and the thirtieth day prior to the Closing Date, the Company shall cause each person who is identified as an Affiliate Shareholder to formally notify Buyer of any and all proposed sales or acquisitions of the Company Stock or the Buyer Stock in advance of any such acquisition or sale. Such notification will permit Buyer to review the circumstances of the proposed transaction with its advisors to ensure that pooling of interests accounting is not compromised by such sales or purchases.

     8.6 No Solicitation.

     (a) From and after the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and its Subsidiaries will not, and will not permit their respective directors, officers, investment bankers and affiliates to, and will use their best efforts to cause their respective employees, representatives and other agents not to, directly or indirectly, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity in connection with, any Acquisition Proposal, or (iii) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "Acquisition Proposal" shall mean any proposal, offer or expression of interest relating to a possible (i) merger, consolidation or similar transaction involving the Company or any Subsidiary of Company, (ii) sale, lease, license or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Company or any subsidiary of Company representing 20% or more of the assets of Company on a consolidated basis, (iii) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Company, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of Company Stock, (v) liquidation, dissolution, or other similar type of transaction with respect to Company or any subsidiary of Company, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions, provided, however, that the term "Acquisition Proposal" shall not include the Arrangement and the transactions contemplated thereby. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) Notwithstanding the provisions of paragraph (a) above, prior to the approval of this Agreement and the Arrangement by the shareholders of the Company at the Company Shareholders meeting, nothing contained in this Agreement shall prevent Company or its Board of Directors, directly or through representatives or agents on behalf of the Board, from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Notwithstanding the foregoing, the Company will provide to Buyer, within 24 hours of providing any non-public information to any third party, such non-public information if the Company has not previously provided such information to Buyer.

          (c) The Company will (i) notify Buyer within 24 hours if any proposal is made or any information or access is requested in connection with an Acquisition Proposal and (ii) within 24 hours communicate to Buyer the principal terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry, the identity of the offeror or potential offeror, and a list and description of any information provided to the offeror or potential offeror.

     8.7 Break-Up Fee.

          (a) If this Agreement is terminated pursuant to (i) Section 12.2(b) under circumstances that the failure to close by June 30, 1999 was due to a not immaterial breach of this Agreement by the Company, or the Company failed to convene the Company Shareholders Meeting to vote upon the Agreement and the Arrangement prior to June 30, 1999 and such failure was not caused by Buyer, (ii) 12.2(d), or (iii) 12.2(e) and Buyer is not then in material breach of the terms of this Agreement, the Company shall pay to Buyer, within five (5) business days following Buyer's written request therefor, the aggregate sum of $15,000,000 U.S. (the "Initial Payment") plus Expenses (as hereinafter defined). In addition, if within twelve months after termination of this Agreement for any reason other than pursuant to Section 12.2(f) there shall be consummated a transaction in which a shareholder or group other than the Company's current principal shareholders shall acquire 50.1% of the Company's Stock or its assets, then
     Section 6.2 shall terminate and the Company shall either, at the sole option of Buyer (x) pay to Buyer, $30,000,000 U.S., minus the Initial Payment to the extent previously paid or (y) provide the non-exclusive royalty-free license (the "License Option") in the form set forth in
     Exhibit 8.7 (the "License") and pay to Buyer $5,000,000 provided however that if the Initial Payment has previously been paid, Buyer shall pay to the

     Company $10,000,000. "Expenses" shall mean all of the reasonable out-of-pocket expenses of Buyer, including but not limited to attorneys' fees, accounting fees, financial printing fees, filing fees and fees and expenses of financial advisors, in each case incurred in connection with this Agreement and the Arrangement up to a maximum of $3,000,000.

          (b) If this Agreement is terminated (i) pursuant to Section 12.2(f) and the Company is not then in material breach of this Agreement, or (ii) pursuant to Section 12.2(b) under circumstances that the failure to close by June 30, 1999 was due to Buyer's not immaterial breach of this Agreement, Buyer shall pay to Company within five (5) business days following the Company's written request therefor the Initial Payment plus Expenses.

          (c) If a party hereto fails to promptly pay to the other party any fee or expense due hereunder, the defaulting party shall pay the costs and expenses (including reasonable documented legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of American National Bank & Trust Company from the date such fee was required to be paid.

          (d) Any payment required to be made pursuant to this Section 8.7 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to the payment.

     8.8 Legal Requirements. Each of Buyer and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other public or private third party required to be obtained or made in connection with the Arrangement or taking of any action contemplated by this Agreement.

     8.9 Blue Sky Laws. Buyer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Stock pursuant hereto. The Company shall use its reasonable commercial efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Buyer Stock pursuant hereto.

     8.10 Reasonable Commercial Efforts and Further Assurances. Each of the parties to this Agreement shall each use its reasonable commercial efforts to effectuate the transactions contemplated hereby as expeditiously as reasonably practicable and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including resolution of any litigation prompted hereby). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     8.11 Indemnification. From and after the Closing Date, Buyer shall indemnify, defend and hold harmless (and advance expenses to) all past and present officers, directors and employees (each, an "Indemnified Person") of the Company and of its subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to any resolutions of the Company, agreements between the Company and any such person, the Company's Articles of Association or applicable law, from and against all claims, damages, losses, obligations or liabilities with respect to acts or omissions (each, a "Claim") occurring at or prior to the Closing Date. In the event of any dispute regarding whether a director, officer or employee has met the standards of conduct set forth therein, such question shall be conclusively determined by the written opinion of reputable disinterested legal counsel selected by the Company's Board of Directors. The provisions of this Section 8.11 are for the benefit of the Indemnified Persons, any of whom shall have all rights at law and in equity to enforce the rights hereunder. Buyer shall maintain in effect for not less than six years from the Closing Date the current policies of directors' and officers' liability insurance maintained by the Company and the Subsidiaries (provided that Buyer may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Persons in all material respects so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby occurring prior to, and including the Closing Date, provided that, in the event that any Claim is asserted or made within such six year period, such insurance shall be continued in respect of any such Claim until final disposition of any and all such Claims, provided, further, that Buyer shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by the Company for such insurance (provided that in such case Buyer shall purchase as much coverage as possible for 200% of the premiums paid as of the date hereof for such insurance.

     8.12 Notification. Between the date of this Agreement and the Closing Date, each party will promptly notify the other party in writing if such party becomes aware of any development, fact or condition that causes or constitutes a breach of any agreement or covenant under this Agreement applicable to such party or of such party's representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

     8.13 S-8 Registration Statement. Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of the Buyer Stock and Buyer Rights for delivery upon exercise of the Options assumed. Buyer shall file a Registration Statement on Form S-8 (or any successor form) or any other appropriate form, effective within one (1) business day after the Closing Date, with respect to shares of the Buyer Stock subject to such

Options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements, and maintain the current status of the prospectuses contained therein, for so long as such Options remain outstanding.

     8.14 Israeli Prospectus. Buyer shall use its reasonable best efforts and the Company cooperate as reasonably necessary to either (a) obtain an exemption from the Israeli Securities Authority from any prospectus requirements with respect to the exchange of the Company Stock with the Israeli shareholders of the Company or (b) comply with the prospectus requirements of the Israeli Securities Law of 1968.

     8.15 Employee Benefits. (a) Buyer agrees that it will honor, from and after the Closing Date, all Benefit Plans and all employment agreements entered into by the Company prior to the date hereof provided, however, that nothing in this Agreement shall be interpreted as limiting the power of Buyer to amend or terminate any Benefit Plan or any other individual employee benefit plan, program, agreement or policy or as requiring Buyer to offer to continue (other than as required by its terms) any written employment contract. As soon as administratively practicable following the Closing Date, Buyer shall cause all employees of the Company and its Subsidiaries then actually at work (the "Company Employees") to be covered under employee benefit and fringe benefit plans, programs, policies and arrangements that are substantially the same as the employee benefit plans, programs, policies and arrangements that Buyer maintains for similarly situated employees of Buyer (the "Buyer-Provided Plans").

     (b) All service of a Company Employee taken into account prior to the Closing Date under any Benefit Plan shall, on and after the Closing Date, be taken into account as service with Buyer or any of its Subsidiaries (as applicable) for purposes of eligibility to participate and vesting and accrual of benefits under any similar Buyer-Provided Plan provided, however, that a Company Employee"s service prior to the Closing Date shall not be taken into account as service for purposes of the accrual of benefits under any defined benefit pension plan maintained by Buyer or any of its Subsidiaries on or after the Closing Date. Buyer shall cause all Buyer-Provided Plans to (A) waive any pre-existing condition limitations otherwise applicable on and after the Closing Date to the extent that such conditions are covered under the Benefit Plans immediately prior to the Closing Date and (B) provide that any expenses incurred by the Company Employees (and their dependents) during the plan year within which the Closing Date occurs shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions (and like adjustments or limitations on coverage) under the Buyer-Provided Plans. Any salary deduction elections of the Company Employees under a flexible spending plan maintained by the Company pursuant to section 125 of the Code prior to the Closing Date shall continue in effect under any similar Buyer-Provided Plan on and after the Closing Date, and any amounts credited and debited to accounts of such employees under such Benefit Plan as of the Closing Date shall be credited and debited to such employees" accounts under such Buyer-Provided Plan.

     (c) If a Company Employee is terminated by Buyer for reasons other than such Employee"s failure to perform his or her duties or responsibilities to the reasonable satisfaction of Buyer within six (6) months following the Closing Date and such Employee"s Options did not otherwise vest as a consequence of the Arrangement, any unvested stock options owned by such Company Employee shall become vested upon such termination. Notwithstanding the foregoing, no Options shall vest as a result of this provision if in the opinion of Buyer"s accountants or the SEC such vesting will interfere with the Company"s ability to account for the acquisition of the Company as a "pooling of interests".

     8.16 Non-Competition Agreements. The Company shall use its best efforts to cause each of Kathleen Andonian, Gadi Maier and Eliahu Singer to execute a Non-Competition Agreement substantially in the form set forth in Exhibit 8.16.

     8.17 Company Directors. After issuance of the Final Court Order, assuming all of the conditions in Section 9 have been satisfied or waived, and Buyer agrees that no further conditions to Closing exist other than the Filing, the Company and its directors shall promptly (but no later than three (3) business days thereafter) take such actions as are necessary for persons nominated by Buyer to constitute a majority of the Company"s Board of Directors until the Closing Date. In order to obtain such majority, a current Director of the Company may appoint an alternative to himself (hereinafter referred to as an "Alternate Director"). The appointment of any such Alternate Director shall be irrevocable and the scope of authority of such Alternate Director shall not be limited in any manner. Any director who appoints an Alternate Director shall agree not to attend any meeting of the Board or committee after the date of such designation. If the Closing does not occur and this Agreement is terminated, any person acting as a director or Alternate Director nominated by Buyer (other than Andrew J. Filipowski) shall resign.

     8.18 Technology Escrow Agreement. With five (5) business days of the date of this Agreement, the Company and Buyer shall have entered into a Technology Escrow Agreement with an Escrow Agent located in Israel, in the form set forth in Exhibit 8.18.

     8.19 Company Schedules/Affiliate Opinion. Within five (5) business days of the date of this Agreement, the Company shall deliver to Buyer (a) the Company Schedules required pursuant to Article 4 and (b) the legal opinion of Chadbourne & Parke LLP, without any material condition, in form and substance satisfactory to Buyer and Buyer"s accountants which identifies the persons who may be deemed to be "affiliates" of the Company for purpose of Rule 145 under the Act and states that each such person has executed and delivered to Buyer an agreement to the effect set forth in Section 8.5.

9.  CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE.

     The obligations of Buyer to enter into and complete this Agreement are subject to the fulfillment in all respects, prior to or at the Closing Date, of each of the following conditions, any one or more of which may be waived by Buyer (except when the fulfillment of such condition is a requirement of law):

     9.1 Representations and Warranties. All representations and warranties of the Company contained in this Agreement and in any written statement (including financial statements), certificate, Exhibit, Schedule, or other document delivered pursuant hereto or in connection with the transactions contemplated hereby, that are qualified by materiality or "Material Adverse Effect" shall have been true and correct in all respects on and as of the date hereof and the representations and warranties that are not so qualified shall have been true and correct in all material respects on and as of the date hereof.

     9.2 Covenants. The Company shall have performed and complied, in all material respects, with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     9.3 Shareholder Authorization. The shareholders of the Company shall have approved the Arrangement by the vote required under Israeli law.

     9.4 Registration Statement Effective. The S-4 Registration Statement shall have been declared effective under the Act and shall not be subject to a "stop order" and no proceedings shall have been instituted or threatened by the SEC to suspend the effectiveness thereof.

     9.5 No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of this Agreement or the Arrangement shall be in effect.

     9.6 Certificates. The Company shall have delivered to Buyer, in form satisfactory to Buyer and its counsel, and dated the Closing Date, a certificate signed by the [President and the Vice President-Finance] of the Company, for and on behalf of the Company setting forth the following:

          (a) The names of the officers of the Company authorized to execute and deliver the documents and instruments deliverable hereunder

          (b) The due adoption by the Board of Directors and shareholders of the Company, in accordance with its Memorandum of Association and Articles of Association and with the applicable laws of the State of Israel, of resolutions:
(i) approving the Arrangement, including the execution and delivery of this Agreement, the consummation of the Arrangement and the carrying out of the transactions contemplated hereby and thereby, and (ii) authorizing and directing the officers of the Company to take such other and further action as may be required to consummate the transactions contemplated hereby, together with copies of the foregoing resolutions

          (c) That all of the conditions set forth in Sections 9.1, 9.2, 9.3 and
9.5 hereof have been fulfilled, at or prior to the Closing Date, and that the Company is not otherwise in default under any of the provisions of this Agreement

          (d) The number of outstanding shares of the Company Stock as of the Closing Date and

          (e) That such certificate or certificates are being executed and delivered in order to induce Buyer to consummate the Agreement.

     9.7 Company Counsel Opinion. The Company shall have delivered to Buyer opinions of the Company's Israeli counsel, Meitar, Littman & Co., and the Company's United States counsel, Chadbourne & Parke LLP, in the form set forth in Exhibits 9.7(a) and 9.7(b) hereto, respectively.

     9.8  Intentionally Omitted.

     9.9  Intentionally Omitted.

     9.10 Resignations. Each of the directors of the Company and the Subsidiaries shall have submitted their resignation as directors of the Company and the Subsidiaries.

     9.11  Intentionally Omitted.

     9.12 Other Approvals. The following approvals, orders or permits shall have been received in form and substance reasonably satisfactory to Buyer:

          (a)  Issuance of Final Court Order;

          (b) Approval of Israel Chief Scientist for change in control of the Company;

          (c) Approval of the Israel Investment Center for change in control of the Company;

          (d) (i) Exemption from the Israel Securities Authority from any prospectus requirement with respect to the exchange of the Buyer Stock with the Israeli shareholders of the Company or (ii) compliance with the prospectus requirements of the Israel Securities Law of 1968;

          (e)  The applicable waiting period under HSR Act shall have expired.

10.  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE.

     The obligations of the Company to enter into and consummate the Arrangement are subject to the fulfillment in all respects, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Company (except when the fulfillment of such condition is a requirement of law):

     10.1 Representations and Warranties. All representations and warranties of the Company contained in this Agreement and in any written statement (including financial statements), certificate, Exhibit, Schedule, or other document delivered pursuant hereto or in connection with the transactions contemplated hereby, that are qualified by materiality or "Material Adverse Effect" shall have been true and correct in all respects on and as of the date hereof and the representations and warranties that are not so qualified shall have been true and correct in all material respects on and as of the date hereof.

     10.2 Covenants. Buyer shall have performed and complied, in all material respects, with all covenants, agreements and conditions required in this Agreement to be performed or complied with by it prior to or at the Closing Date.

     10.3 Registration Statement Effective. The S-4 Registration Statement shall have become effective and shall not be subject to a "stop order" and no proceedings shall have been instituted or threatened by the SEC to suspend the effectiveness thereof.

     10.4 No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of this Agreement or the Arrangement shall be in effect.

     10.5 Certificates. Buyer shall have delivered to the Company, in form satisfactory to the Company and its counsel and dated as of the Closing Date, a certificate or certificates signed by the President or Vice President and the Chief Financial Officer of Buyer, for and on behalf of Buyer setting forth the following:

          (a) The names of the officers of Buyer authorized to execute and deliver the documents and related instruments deliverable hereunder;

          (b) The due adoption by the Board of Directors of Buyer, in accordance with its Certificate of Incorporation and the applicable laws of the United States, of resolutions approving the execution, delivery and consummation of this Agreement and the carrying out of the transactions contemplated hereby, and also authorizing and directing the officers of Buyer to take such other and further actions as may be required to consummate the transactions contemplated hereby, together with copies of the foregoing resolutions;

          (c) All of the conditions set forth in Sections 10.1, 10.2 and 10.4 hereof have been satisfied at or prior to the Closing Date, and that Buyer is not in default under any of the provisions of this Agreement; and

          (d) That such certificate or certificates are being executed and delivered in order to induce the Company to consummate the Arrangement, including the transactions contemplated by this Agreement.

     10.6 Listing. Nasdaq shall have approved for listing, upon official notice of issuance, the Buyer Stock to be issued upon the Closing pursuant to the Arrangement.

     10.7 Shareholder Authorization. The shareholders of the Company shall have approved the Arrangement by the requisite votes required under Israeli law.

     10.8 Other Approvals. The following approvals, orders and permits shall have been received in form and substance reasonably satisfactory to the Company:

     (a)  Issuance of Final Court Order;

          (b) Israeli Trade Commission Approval.

          (c) Approval of the Israel Chief Scientist for the change in control of the Company.

          (d) Approval of the Israel Investment Center for the change in control of the Company.

          (e) The applicable waiting period under the HSR Act shall have expired.

     10.9 Affiliate Letters. The affiliate shareholders of Buyer shall each have executed and delivered to Buyer an agreement with respect to pooling of interests substantially in the form set forth in Exhibit 10.9 hereto.

11.  ACTIONS AFTER THE CLOSING DATE.

     11.1 Survival of Representations and Warranties. Except for the agreements set forth in this Agreement which by their terms are to be carried out subsequent to the date hereof or the Closing Date, none of the representations, warranties, covenants and agreements made in this Agreement, or in any Exhibit, Schedule, certificate or document delivered pursuant to this Agreement, shall survive the Closing Date.

     11.2 Further Acts. Each of the parties hereto shall perform such further acts and execute such additional documents as may be reasonably required to effectuate the transactions contemplated hereby.

12.  MODIFICATION OR TERMINATION WAIVERS.

     12.1 Modifications and Waivers. This Agreement may be amended or modified at any time before or after approval of this Agreement by the Company's shareholders, by a written instrument executed by the Company and Buyer, and any of the terms, covenants, representations, warranties or conditions hereof may be waived by a written instrument executed by the party waiving compliance, provided, however, that after such vote by the shareholders of the Company,
Section 2 hereof shall not be amended to change the terms of the Exchange, provided, further, that after such vote by the shareholders of the Company, there shall not be made any amendment that by law requires further approval by such shareholders or the Court without the further approval of such shareholders or the Court. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

     12.2 Termination. This Agreement may be terminated at any time prior to the Closing Date (notwithstanding that approval by the shareholders of the Company may have been obtained) under any of the following circumstances:

          (a) By mutual consent of the Company and Buyer or by mutual action of their respective Boards of Directors;

          (b) By the Company or Buyer, if the Closing Date shall not have occurred on or before June 30, 1999, unless such delay shall have been caused by the breach of the party seeking to terminate;

          (c) By the Company or Buyer, if any court of competent jurisdiction or other governmental body shall have issued an order, decree, or ruling, or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Arrangement and/or the Agreement and such order, license, ruling or other action shall have become final and non-appealable;

          (d) By the Company or Buyer, if the Arrangement, this Agreement or the issuance of the shares of the Buyer Stock pursuant to this Agreement, as the case may be, shall have been voted on by shareholders of the Company at a meeting duly convened therefor and such shareholders did not approve the Arrangement, this Agreement or the issuance of shares of the Buyer Stock pursuant to this Agreement, as the case may be, by the requisite vote, or if the court does not issue the First Court Order or the Final Court Order by June 15, 1999;

          (e) By Buyer, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten
     (10) business days after written notice to the Company (provided, that Buyer is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in
     Section 9 or Section 10, as the case may be, will not be satisfied; and

          (f) By the Company, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Buyer and such breach has not been cured within ten (10) business days after written notice to Buyer (provided, that the Company is not in material breach of the terms of this Agreement and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 9 or Section 10, as the case may be, will not be satisfied.

     Any such termination shall first be approved by the Board of Directors of the party seeking termination and shall, except for termination effected pursuant to Section 12.1(a) or 12.2(b) be upon at least ten days' notice of termination given to the other party by the party seeking termination.

     Upon termination of this Agreement pursuant to this Section 12.2, none of the Company, or Buyer, nor the directors, officers, or shareholders of any of such parties shall have any liability to the other, and the only right or remedy of Buyer or the Company in connection with such termination shall be to terminate this Agreement provided, however that the provisions of Sections 6.1,
6.2 and 8.7 shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing to the contrary, nothing in this
Section 12.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

13.  GENERAL PROVISIONS

     13.1 Expenses. Each of the parties hereto shall pay their own respective expenses (including, without limitation, the fees, disbursements and expenses of their attorneys, accountants and investment advisors), in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby.

     13.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and delivered (a) personally, (b) via telecopy, (c) via overnight courier (providing proof of delivery) or (d) via registered or certified mail (return receipt requested). Such notice shall be deemed to be given, dated and received (i) when so delivered personally, via telecopy upon confirmation, or via overnight courier upon actual delivery or
(ii) two days after the date of mailing, if mailed by registered or certified mail. Any notice pursuant to this section shall be delivered as follows:

     If to Buyer to:

          PLATINUM technology, inc.
          1815 South Meyers Road
          Oakbrook Terrace, Illinois 60181
          Attention:  Michael P. Cullinane
                      Larry S. Freedman
          Telecopy:   630-691-0704

     With copies to:

          Katten Muchin & Zavis
          525 West Monroe Street
          Chicago, Illinois 60661
          Attention:  Matthew S. Brown, Esq.
          Telecopy:   312-902-1061

     If to the Company, to:

          MEMCO Software Ltd.
          24 Raoul Wallenberg Street
          Tel Aviv, 69719, Israel
          Attention: Israel Mazin
          Telecopy:  972 3 645 0001

     With copies to:

          Meitar, Littman & Co.
          16 Abba Hillel Silver Road
          Ramat-Gan  52506
          Tel Aviv, Israel
          Attention:  Dan Geva, Adv.
          Telecopy:   972 3 610 3111

          Chadbourne & Parke LLP
          30 Rockefeller Plaza
          New York, NY  10112
          Attention:  Dennis J. Friedman
          Telecopy:   212-489-5303


or to such other persons or addresses as may be designated in writing by the party to receive such notice.

     13.3 Governing Law. This Agreement shall be construed and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely in that jurisdiction provided, however, that matters affecting the validity of corporate action taken by the Company or matters relating to the Arrangement shall be governed by the laws of Israel.

     13.4 Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein.

     13.5 Schedules and Exhibits. All Schedules or Exhibits annexed hereto and the documents and instruments delivered at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such documents (whether or not such references include a specific reference to such documents) shall be deemed to refer to and include all such documents. Any breach of, or default under, any provision of any of such documents shall for all purposes constitute a breach or default under this Agreement.

     All Schedules and Exhibits provided herein by the Company to Buyer or Buyer to the Company shall be in the English language, except such agreements not in English already existing between the Company or Buyer and third parties.

     13.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     13.7 Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     13.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     13.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                              BUYER:


                              By /s/ Larry S. Freedman
                                 ----------------------------------
                              Name: Larry Freedman
                              Title: General Counsel


                              COMPANY:


                              By /s/ Israel Mazin
                                 ----------------------------------
                              Name: Israel Mazin
                              Title: Chairman CEO


                              By
                                 ----------------------------------
                              Name:
                              Title:

                              PLAN OF ARRANGEMENT

     Between The Company                         of the First Part
     and     The holders of the Ordinary Shares,
             NIS 0.01 par value per share        of the Second Part


In this Arrangement the following terms shall have the meanings assigned to them respectively hereunder:

"Arrangement":                    This Plan of Arrangement, as drafted, or with
                                  such amendments, supplements or conditions that the competent court may determine or require.

"Arrangement Effective Time":     The time that this Arrangement shall become
                                  effective in accordance with Section 5
                                  hereinafter.

"Board":                          The Board of Directors of the Company.

"Companies Ordinance":            The Companies Ordinance [New Version], 1983.

"Company":                        MEMCO Software Ltd.

"Exchange":                       The Exchange of Ordinary Shares in accordance
                                  with the preamble below.

"Extraordinary General Meeting":  The Extraordinary General Meeting of the
                                  Company's shareholders, and any adjournments or postponements thereof, in which the Company's shareholders will be requested to approve this Arrangement.

"Nasdaq":                         The National Association of Securities
                                  Dealers, Inc. Automated Quotation
                                  System/National Market, in the United States.

"Ordinary Shares":                The issued and outstanding Ordinary Shares,
                                  NIS 0.01 par value per share, of the Company.

     WHEREAS, as of the date hereof, the Company has an authorized capital stock of 30,000,000 Ordinary Shares, of which 17,462,324 shares were issued and outstanding as of August 10, 1998; and

     WHEREAS, the Ordinary Shares are listed for trading on Nasdaq; and

     WHEREAS, the Board deems it desirable and in the best interests of the Company and its shareholders that the Company and its shareholders enter into the Arrangement, pursuant to which, (i) all of the Ordinary Shares will be deemed transferred to PLATINUM technology, inc. (the "Buyer"), other than those already owned by Buyer, in exchange (the "Exchange") for shares of Common Stock, par value $.001 per share, of Buyer (the "Buyer Stock"); and (ii) the Agreement, dated as of August 12, 1998 between the Company and Buyer, attached hereto as Annex A (the "Agreement"), shall be approved; and

     WHEREAS, under the Agreement, Buyer agreed that (i) in the Exchange, each Ordinary Share will be deemed transferred to Buyer in exchange for 0.836 shares of the Buyer Stock; and (ii) each such share of the Buyer Stock shall be listed for trading on Nasdaq; and

     WHEREAS, the Company granted to certain employees and directors options to purchase Ordinary Shares (the "Options"), under certain stock option plans (the "Option Plans"); and

     WHEREAS, each Option Plan includes a provision to the effect that in the event that, upon a merger, reorganization, recapitalization or similar transaction, the Ordinary Shares underlying the Options shall be exchanged for other securities of another corporation, each Option holder shall be entitled to purchase such number of such other securities as were exchangeable for the number of Ordinary Shares which such Option holder would have been entitled to purchase, except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such combination or exchange; and

     WHEREAS, under the Agreement, Buyer agreed that each Option shall be assumed by Buyer and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option, the same number of shares of the Buyer Stock as the holder of such Options would have been entitled to receive pursuant to the Exchange had such holder exercised such Option in full immediately prior to the Exchange (not taking into account whether such Option was in fact exercisable at such time); and

     WHEREAS, on August 12, 1998, the Board approved in principle entering into a definitive agreement, based, among other things, on an opinion of Lehman Brothers, the Company's financial advisor in connection with the Arrangement, that, as of the date of such opinion, the consideration to be offered to the Company's shareholders in the Arrangement was fair to such shareholders from a financial point of view. Lehman Brothers' written opinion, dated August 12, 1998, is attached hereto as Annex B (the "Opinion"); and

     WHEREAS, on August 12, 1998, the Board approved the terms of the Arrangement, the Agreement and the Exchange, and determined (i) that the terms of the Agreement, the Arrangement and the Exchange are fair to, and in the best interests of, the

Company and its shareholders; and (ii) that the Company commence proceedings under Section 233 of the Companies Ordinance, under which proceedings the District Court would be requested to convene the Extraordinary General Meeting and to approve the Arrangement.

     NOW THEREFORE, it was agreed between the parties, as follows:

     1. The preamble and Annexures of this Arrangement constitute an integral part hereof.

     2. As of the Arrangement Effective Time, the Ordinary Shares shall be deemed transferred to Buyer in exchange for the Buyer Stock, in accordance with the Exchange.

     3. The Agreement shall be approved, effective as of the Arrangement Effective Time.

     4. The above constitutes one integral Arrangement, is not separable, and cannot be partially performed.

     5. This Arrangement will become effective upon the filing with the Registrar of Companies in Israel of a copy of the District Court Order approving the Arrangement in accordance with Section 233 of the Companies Ordinance.

     6. The Company is entitled to agree, on behalf of all the parties to this Arrangement, to any amendment or revision of, or supplement to, this Arrangement, or to any term or condition that the District Court will deem fit to determine or require.

                                    Annex A
                                  [Agreement]

                      [Annex - Financial Advisor Opinion]